UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

GALAXY NEXT GENERATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56006	61-1363026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Galaxy Next Generation, Inc.

285 Big A Road

Toccoa, Georgia 30577

(Address of principal executive offices and zip code)

(706) 391-5030

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2021, Galaxy Next Generation, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an investor pursuant to which the Company issued a 12% promissory note in the principal amount of $600,000 (the “Note”) for gross proceeds of $540,000, together with a warrant (the “Warrant”) to purchase 600,000 shares of the Company’s common stock (the “Warrant Shares”) and 1,800,000 shares of the Company’s common stock issued to the investor as commitment fee shares (the “Commitment Fee Shares”) in respect of a $450,000 commitment fee (the “Commitment Fee”).

The Note bears interest at 12% per annum and is due and payable on December 31, 2022 (the “Maturity Date”). The Maturity Date may be extended at the sole discretion of the Company for a period of up to six months. In the event that the Maturity Date is extended, the Note will bear interest at 15% per annum for any period following the original Maturity Date. Any amount of principal or interest on the Note which is not paid when due will bear default interest at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum amount permitted under law. In the event the Company receives gross proceeds of at least $5,000,000 in connection with any debt or equity financing, the Company has agreed to apply a portion of the proceeds from such financing to repay the Note in full.

The Note is convertible in the event of a default into common stock at a conversion price (the “Conversion Price”) equal to the lowest trading price (i) during the previous twenty (20) trading day period ending on the date of issuance of the Note, or (ii) during the previous twenty (20) trading day period ending on the conversion date. If in the case that the Company’s common stock is not deliverable by DWAC, an additional 10% discount will apply for all future conversions until DWAC delivery becomes available. If in the case that the Company’s common stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, an additional 15% discount will apply for all future conversions under all Note until such chill is lifted. Additionally, if the Company ceases to be a 1934 Act reporting company or if the Note cannot be converted into free trading shares after one hundred eighty-one (181) days from the issue date (other than as a result of the holder’s status as an affiliate of the Company), an additional 15% discount will be attributed to the conversion price. If the Company fails to maintain its status as “DTC Eligible” for any reason, the principal amount of the Note will increase by $5,000 and the conversion price will be redefined to mean 70% multiplied by the market price of the common stock.

So long as the Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder of the Note, then the Company shall notify the holder of such additional or more favorable term and such term, at holder’s option, will become a part of the transaction documents with the holder. If while the Note is outstanding a third party has the right to convert monies owed into common stock at a discount to market greater than the Conversion Price in effect at that time (before all other applicable adjustments in the Note), then the holder, in holder’s sole discretion, may utilize such greater discount percentage. In no event will the holder be entitled to convert any portion of the Note in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock.

So long as the Company shall have any obligation under the Note, the Company may not, without the holder’s written consent, create, incur, assume guarantee, or otherwise become liable upon the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date the Note was issued and of which the Company has informed holder, (b) indebtedness to trade creditors financial institutions or other lenders incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay the Note, or (d) borrowings which are expressly subordinated to the Note.

Upon the occurrence of certain events of default specified in the Note, such as a failure to honor a conversion request, failure to maintain the Company’s listing or the Company’s failure to comply with its obligations under Securities Exchange Act of 1934, as amended, 200% of all amounts owed to holder under the Note, including default interest if any, shall then become due and payable. Upon the occurrence of other events of default specified in the Note, such as a breach of the Company’s representations or covenants or the failure register the Commitment Fee Shares as required by the Securities Purchase Agreement or the Warrant Shares as required by the Warrant, all amounts owed to holder under the Note, including default interest if any, shall then become due and payable. Further, if the  Company shall fail to maintain its listing, fail to comply with its obligations under Securities Exchange Act of 1934, as amended, or lose the “bid” price for its common stock for a period of five (5) days after written notice thereof to the Company, after the nine-month anniversary of the Note, then the principal amount of the Note will increase by $15,000 and the holder shall be entitled to use the lowest trading price during the delinquency period as a base price for the conversion and the conversion price shall be redefined to mean forty percent (40%) multiplied by the market price of the common stock.

The Warrant is exercisable for a period of five years at an initial exercise price of $.50, subject to adjustment for stock splits, stock dividends or similar events. In addition, if while the Warrant is outstanding, the Company issues or sells, or is deemed to have issued or sold, any warrant or option to purchase common stock and/or common stock equivalents other than in connection with an exempt issuance (as defined), with a purchase price per share less than the exercise price in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price then in effect will be reduced to an amount equal to the new issuance price. In the event the Company fails to timely file a registration statement for the shares issuable upon exercise of the Warrant the Warrant may be exercised on a cashless basis. In no event will the holder be entitled to exercise any portion of the Warrant in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock.

The Company has agreed to include the shares exercisable upon exercise of the Warrant and the Commitment Fee Shares in the next succeeding registration statement filed by the Company with respect to a public offering of its securities and to provide the investor the option to include in such registration statement the shares issuable upon conversion of the Note. If no such registration statement is filed or if the Company fails to include such shares in such registration statement, then no later than the date that is the eighteen (18) month anniversary of the issuance of the Warrant, the Company has agreed to file and cause to be declared effective a registration statement including all shares issuable upon exercise of the Warrant.

The Securities Purchase Agreement provides that if the Company issues any shares of common stock at a price per share of less than $0.25 during the period beginning on the date which is the six (6) month anniversary of the closing date and ending on the date which is the thirty-six (36) month anniversary of the closing date (the “Adjustment Period”), the Company will issue to investor additional Commitment Fee Shares such that the price per share of the aggregate amount of Commitment Fee Shares (including such additional Commitment Fee Shares) equals such lower price per share. The Securities Purchase Agreement further provides that the investor may elect during the Adjustment Period to the Company a reconciliation statement showing the net proceeds actually received from the sale of the Commitment Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by investor of the Sale Reconciliation, the investor has not realized net proceeds from the sale of such Commitment Fee Shares equal to at least the Commitment Fee, then the Company is obligated to pay, within five (5) business days, the applicable shortfall amount in cash or immediately take all required action necessary to cause the issuance of additional shares of common stock to the investor in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Commitment Fee Shares, the investor will have received total net funds equal to the Commitment Fee. In the event that the Note has been repaid in full (including accrued and unpaid interest) on or prior to its Maturity Date (without extension), the Securities Purchase Agreement provides that the Company shall have the right to redeem 1,000,000 of the Commitment Fee Shares (as adjusted for stock splits, stock dividends or similar events) which were originally issued for one dollar ($1.00) paid in cash. In the event the Company receives gross proceeds of at least $5,000,000 in connection with any debt or equity financing, the Company agrees that it will apply a portion of the proceeds to repay the Note in full.

The Securities Purchase Agreement provides the investor with a right of first refusal with respect to future equity financings by the Company for a period of twelve months following the closing date.

The Securities Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The shares of the Company’s common stock issued, and the shares to be issued, under the Securities Purchase Agreement, the Note and the Warrant were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The investor is an accredited investor who has purchased the securities as an investment in a private placement that did not involve a general solicitation. The shares of common stock not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The foregoing descriptions of the terms of the Securities Purchase Agreement, the Note and the Warrant are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Note and the Warrant, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s common stock issued, and the shares to be issued, under the Securities Purchase Agreement, the Note and the Warrant were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investor is an accredited investor who has purchased the securities as an investment in a private placement that did not involve a general solicitation. The shares of common stock not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item  9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Promissory Note, dated June 21, 2022, in the principal amount of $600,000
4.2	Warrant, dated June 21, 2022
10.1	Securities Purchase Agreement, dated June 21, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY NEXT GENERATION, INC.
Dated: July 11, 2022
	By:	/s/ Magen McGahee
Magen McGahee, Secretary